Exhibit 99.1

Hudson Pacific Properties Announces Executive Appointments

CFO Mark Lammas Takes On Additional Role As Chief Operating Officer;
Senior Real Estate Executive Steve Jaffe Named Chief Risk Officer

Los Angeles, September 18, 2015 - Hudson Pacific Properties, Inc. (NYSE: HPP) today announced that Chief Financial Officer Mark Lammas has taken on the additional responsibilities of Chief Operating Officer and Steve Jaffe has joined the company as Chief Risk Officer.

In his expanded role, Lammas will be responsible for all finance, treasury and capital markets activities, as well as the firm’s operations in its four primary markets: Los Angeles, San Francisco, Silicon Valley and Seattle. Lammas has served as Chief Financial Officer and Treasurer since Hudson Pacific’s initial public offering in 2010.

Jaffe, who has 29 years of real estate, investment and legal experience, will oversee the firm’s risk management initiatives. Jaffe will serve on the firm’s executive management team.

“Mark Lammas and Steve Jaffe are exceptional executives with extensive real estate experience and a keen understanding of our markets,” said Victor Coleman, Chairman and CEO of Hudson Pacific Properties. “These appointments further strengthen our leadership team and will enable Hudson Pacific to continue to grow while minimizing risk.”

Prior to his current roles at Hudson Pacific, Lammas served as a consultant to the firm’s predecessor, Hudson Capital, LLC. Earlier in his career, Lammas was a senior finance executive for Maguire Properties, Inc. and worked as an attorney for Cox, Castle & Nicholson LLP. Lammas earned a Bachelor of Arts degree from the University of California, Berkeley in Political Economies of Industrial Societies, and a Juris Doctorate from Boalt Hall School of Law at University of California, Berkeley.

Prior to joining Hudson Pacific, Jaffe was Chief Investment Officer and Principal of BH Properties in Los Angeles, a private real estate investment company, where he focused on acquisitions and dispositions. Prior to that, Jaffe served as Executive Vice President and General Counsel of BH Properties. Earlier in his career, he was an attorney at the law firm Russ August Kabat and served as General Counsel of Alexander Haagen Company, a private shopping center development company. Jaffe has a Bachelor of Arts degree in English from the University of California, Berkeley and a Juris Doctorate from the University of California, Hastings College of the Law.

About Hudson Pacific Properties

Hudson Pacific Properties is a vertically integrated real estate company focused on acquiring, repositioning, developing and operating high-quality office and state-of-the-art media and entertainment properties in select West Coast markets. Hudson Pacific invests across the risk-return spectrum, favoring opportunities where it can employ leasing, capital investment and management expertise to create additional value. Founded in 2006 as Hudson Capital, the company went public in 2010, electing to be taxed as a real estate investment trust. Through the years, Hudson Pacific has strategically assembled a portfolio totaling approximately 17.6 million square feet, including land for development, in high-growth, high-barrier-to-entry submarkets throughout Northern and Southern California and the Pacific Northwest. The company is a leading provider of design-forward, next-generation workspaces for a variety of tenants, with a focus on Fortune 500 and industry-leading growth companies, many in the technology, media and entertainment sectors. As a long-term owner, Hudson Pacific prioritizes tenant satisfaction and retention, providing highly customized build-outs and working proactively to accommodate tenants’ growth. Hudson Pacific trades as a component of the Russell 2000® and the Russell 3000® indices. For more information visit hudsonpacificproperties.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the company’s control that may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission, or SEC, on March 2, 2015, as amended, and other risks described in documents subsequently filed by the company from time to time with the SEC.

Investor/Media Contacts:

Hudson Pacific Properties, Inc.
Laura Campbell
Director, Investor Relations
310.622.1702
lcampbell@hudsonppi.com

Greg Berardi
Blue Marlin Partners
415.239.7826
greg@bluemarlinpartners.com